December 27, 2000



Fusion Networks Holdings, Inc.
8115 N.W. 29th Street
Miami, Florida 33122

         Re:      Form S-3 Registration Statement

Gentlemen:

     You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Fusion Networks Holdings, Inc. (the "Company") covered by a Form S-3 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     1. Up to 15,609,940 shares of common stock, $.00001 par value (the "Shares"), which may be offered by certain Selling Shareholders named in the Registration Statement and (a) held by persons who acquired shares pursuant to the acquisition of Visualcom, Inc. by the Company (the "Visualcom Shares"), (b) held by persons who acquired shares in a private placement pursuant to the acquisition of Visualcom (the "Placement Shares"), (c) issuable upon exercise of warrants issued in connection with the Visualcom acquisition (the "Visualcom Warrant"), or (d) issuable upon conversion or exercise of, or otherwise with respect to, 3% Convertible Debentures (the "Debentures") and warrants which may be issued in a private placement (the "Placement Warrants").

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Visualcom Warrants, the Debentures, the Placement Warrants, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the  foregoing,  it is our opinion  that,  after the  Registration
Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

Fusion Networks Holdings, Inc.
December 27, 2000
Page 2

     We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                 Sincerely,

                                                 VANDERKAM & SANDERS

                                                 /s/ Vanderkam & Sanders